Annual Meeting of Shareholders Thursday, April 16, 2015 Exhibit 99.1

FARMERS NATIONAL BANC CORP.

**FORWARD LOOKING STATEMENTS – SAFE HARBOR STATEMENT**

Discussions in this presentation that are not statements of historical fact (including statements that include terms such as "will," "may," "should," "believe," "expect," "anticipate," "estimate," "project," intend," and "plan") are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual future results could differ materially from those contained in forward-looking information. Factors that could cause or contribute to such differences include, without limitation, risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including, without limitation, the risk factors disclosed in Item 1A, "Risk Factors," in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Many of these factors are beyond the Company's ability to control or predict, and readers are cautioned not to put undue reliance on those forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements:3

- general economic conditions in market areas where the Company conducts business, which could materially impact credit quality trends;
- business conditions in the banking industry;
- the regulatory environment;
- fluctuations in interest rates;
- demand for loans in the market areas where the Company conducts business;
- rapidly changing technology and evolving banking industry standards;
- competitive factors, including increased competition with regional and national financial institutions;
- new service and product offerings by competitors and price pressures; and
- other like items.

Other factors not currently anticipated may also materially and adversely affect the Company's results of operations, cash flows and financial position. There can be no assurance that future results will meet expectations. While the Company believes that the forward-looking statements in this presentation are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. The Company does not undertake, and expressly disclaims, any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Additional Information for Stockholders
In connection with the proposed merger with National Bancshares, Farmers will file with the Securities and Exchange
Commission ("SEC") a Registration Statement on Form S-4 that will include a joint proxy statement and a Farmers prospectus, as well as other relevant documents concerning the proposed transaction.
SHAREHOLDERS OF FARMERS AND NATIONAL BANCSHARES AND OTHER INVESTORS ARE URGED TO
CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS TO BE INCLUDED IN THE REGISTRATION
STATEMENT ON FORM S-4, WHICH FARMERS WILL FILE WITH THE SEC IN CONNECTION WITH THE
PROPOSED MERGER, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT FARMERS,
NATIONAL BANCSHARES, THE MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE
PROPOSED MERGER AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.
The respective directors and executive officers of Farmers and National Bancshares and other persons may be deemed to be participants in the solicitation of proxies from National Bancshares and Farmers shareholders with respect to the proposed merger. Information regarding the directors and executive officers of Farmers is available in its proxy statement filed with the SEC on March 13, 2015. Information regarding directors and executive officers of National Bancshares is available on its website at http://www.discoverfirstnational.com/. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Investors and security holders will be able to obtain free copies of the registration statement (when available) and other documents filed with the SEC by Farmers through the website maintained by the SEC at
http://www.sec.gov.
Copies of
the documents filed with the SEC by Farmers will be available free of charge on Farmers' website at
https://www.farmersbankgroup.com.

Kevin J. Helmick President & Chief Executive Officer

Introduction
$842
$970
$1,031
$1,035
$1,118
$1,142
$1,141
2008 2009 2010 2011 2012 2013 2014
Total average assets up 36% since 2008
History of Acquisition and
Business Development
– Contributed $6.2 million to non-
interest income in 2014
– 200 retirement plans with assets
under administration of $648
million
Farmers has become a leading, diversified financial institution with a history of stable growth and profitability
•
2009 acquired the Butler Wick Trust
Company
•
2010 created Farmers National
Insurance
•
2012 rolled out Private Client Services
•
2013 acquired National Associates

Headquartered in Mahoning Valley
Compelling Demographics
•
Approximately 75 - 100 miles from
Cleveland, Pittsburgh & Erie
•
6.8 million people within 100 mile radius
•
17 Fortune 500 companies world
headquarters
•
95 colleges and universities campus
locations
•
Northeast Ohio’s manufacturing
productivity is on track to outpace the
rest of the nation by 10 percent as early
as 2015, according to a report released
by Team Northeast Ohio
•
Land acquisition, construction and labor
costs are significantly below national
averages

Commitment to Independence
•
Acquisitive strategies for past five years
•
Four pillars
– Shareholders
o
2014 strategic initiative
o
Increased communication plan
– Customers
o
Small business support
o
45% of small business lending
comes from community banks*
– Associates
o
331 associates
o
Top 100 employer in the region
– Community
o
2014 annual giving: $191,059
*Source: FDIC Quarterly Banking Profile - Second Quarter 2014
Education/Higher
Education
23%
Social Services
24%
Health &
Wellness
22%
Civic
22%
Arts
6%
Community
Athletics
2%
Religious
1%

FARMERS
NATIONAL BANC CORP.

FARMERS
NATIONAL BANC CORP.

NationalBancsharesCorporation

Farmers National Banc Corp. National Bancshares Corporation Proposed Merger

FARMERS NATIONAL BANC CORP.

Euclid
Cleveland
New Lyme
West Vernon
Lorain
Parma
Elyria
Greenvil
Strongsville
Twinsburg
Grafton
Brunswick
Warren
Hermitage
Medina
Akron
Austintown
Youngstown
New London
Barberton
Boardman
New
Alliance
Union
Ashland
Green
Wooster
Canton
Massillon
East Fairfield
Beave
Shreve
Salineville
East Liverpool
Millersburg
New Philadelphia
Weirton
ount Vernon
Uhrichsville
Mount Leba
Brilliant
422
480
76
77
376
22
© 2014 Nokia © 2014 Microsoft Corporation
© 2015 SNL Financial LC. All rights reserved.

Creates Prominent NE Ohio Franchise
9 (1) Community Banks defined as those with assets less than $20.0 billion.  Northeast Ohio includes area codes 216, 330 and 440
(2) Based on FMNB’s stock price of $7.66 on January 28, 2015.
Source: SNL Financial
FMNB Branches
NBOH Branches
Pro Forma Highlights
Branches 33
Assets $1.7 Billion
Loans $1.1 Billion
Deposits $1.3 Billion
Market Cap $196 Million
2
• Creates the third largest community bank
1
by
asset size headquartered in Northeastern
Ohio
• Complementary business lines & compelling
cultural fit
– Combines NBOH’s strong loan growth
with Farmers’ wealth management
resources and strong capital base
– Highly compatible cultures with similar
strategies, customer focus and strong
service and community orientation
• Enhanced board of directors and
management team bringing strengths and
best practices from both sides
• Catalyst for additional growth opportunities
Strategic Rationale

Transaction Overview

• Each shareholder of NBOH will elect to receive $32.15 per share in cash or 4.034 shares of FMNB, subject to 80% of the shares being exchanged for stock and 20% for cash
Structure/Consideration
• $74.0 million based on FMNB’s 20-day volume weighted
average price of $7.97 as of January 26, 2015
• Deal value/tangible book value of 155%
1
• Deal value/ LTM Earnings of 12.5x
1
• Core deposit premium of 6.8%
1,2
Purchase Price
• FMNB will add two NBOH directors to its Board of Directors:
James R. Smail & Howard J. Wenger
• Mark Witmer to join FMNB as Senior Executive Vice President,
Chief Community Banking Officer
Board/Management
• Customary regulatory approvals and shareholder approvals of both FMNB and NBOH
• Estimated close 1
st
half of 2015
Required Approvals/
Timing
(1)
Deal pricing metrics based on aggregate $74.0 million deal value and NBOH 12/31/14 financials
(2)
Core deposit premium defined as aggregate deal value less NBOH’s tangible equity divided by NBOH’s deposits less time deposits > $100k

• Maintains community bank in Wayne County
• Combined Company synergies
–
Wealth management
–
Agricultural lending
–
Mortgage lending/operations
• Increases legal lending limit
• Develops deeper comprehensive platform for banking
• Maintains similar cultures
• Creates greater liquidity for shareholders

First National Bank’s Rationale

FARMERS NATIONAL BANC CORP.

1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.67%
0.30%
0.77%
0.84%
0.82%
0.87%
0.90%
0.94%
1.02%
1.14%
1.22%
1.23%
3/31/12
6/30/12
9/30/12
12/31/12
3/31/13
6/30/13
9/30/13
12/31/13
3/31/14
6/30/14
9/30/14
12/31/14

CAGR: 23%
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$226
$244
$259
$269
$279
$289
$311
$328
$343
$363
$388
$403
3/31/12
6/30/12
9/30/12
12/31/12
3/31/13
6/30/13
9/30/13
12/31/13
3/31/14
6/30/14
9/30/14
12/31/14

CAGR: 31%
6,000
5,000
4,000
3,000
2,000
1,000
-
$2,612
$2,811
$4,115
$5,904
2011
2012
2013
2014

•
High performing Northeastern Ohio
community bank with 2014 ROAA of 1.16%
•
Compounded annualized growth rate for
gross loans of 23% since Q1 2012
•
Net income compounded annualized growth
rate of 31% from 2011FY to 2014FY

National Bancshares Corporation
Overview
Gross Loans ($M)
ROAA
Net Income (000’s)
Source: SNL Financial and internal management reports

• Farmers will welcome NBOH Board members Jim Smail and Howard Wenger as new
FMNB Board Members to help provide leadership and guidance in the Wayne County market
• Mark Witmer, CEO of National Bancshares Corporation and First National Bank, is a
capable and respected leader and has agreed to join Farmers as Senior Executive Vice
President, Chief Community Banking Officer
• Mark has assembled a successful and loyal management team with which Farmers is pleased to partner
• Since Mark joined as CEO in January 2012, NBOH has seen impressive growth:
• We are pleased to offer continued employment to key management personnel and virtually all of NBOH’s lenders, business development and customer-facing personnel

Talented Management and Staff
NBOH Historical Performance
($M)
FYE 2011 FYE 2014 CAGR
Loans $217 $403 23%
Deposits $341 $418 7%
ROAA 0.66% 1.16% -
ROAE 6.39% 11.92% -
Net Income $2.6 $5.9 31%

Strong Earnings Contribution

-
-

Balance Sheet Impact

-
-

Pro Forma Ownership

-

Favorable Financial Metrics

(1) Tangible book value per share earnback period defined as number of years for pro forma tangible book value per share to exceed projected standalone tangible book value per share (“crossover”)
Farmers expects the transaction to be accretive to
2016 earnings per share by over 20% assuming
fully phased in cost savings
Estimated internal rate of return  in  excess of 20%
Manageable level of tangible book value dilution
earned back in approximately 4 years using the
“crossover” method of calculation
1
Estimated tangible common equity/tangible assets of
approximately 9% at close
NBOH shareholders will own approximately 28% of
the combined company enabling both sets of
shareholders to benefit from the synergies of the
merger

Merger Status
•
Definitive agreement – January 27, 2015
•
S-4 – filed March 17, 2015 – pending SEC review
•
Shareholder materials to be distributed
•
Special meeting – T.B.D. (mid-late June 2015)
•
We need your support!

Carl D. Culp Executive Vice President Chief Financial Officer

Financial Overview
Strong capital position
–
10.2% tangible common equity ratio
Experienced senior management team
–
276 years of combined experience
–
113 with Farmers
Assets $1.14 billion
Total loans $663.9 million
Total deposits $915.7 million

•
Stable net interest margin
– Low cost core deposit funding
•
Strong record of profitability
– 128 consecutive quarters of profitability
– Average ROAA and ROAE from 2009 through 2014 of 0.79% and 8.18%, respectively
o
ROAA impacted by investment into new markets and services such as private client services
•
Continue to invest in operations to support ongoing growth, yet maintain a strong balance sheet

Historical Operating Results
3.53
3.56
3.54
3.58
3.63
2
2.5
3
3.5
4
2013 fq4 2014 fq1 2014 fq2 2014 fq3 2014 fq4
Farmers National Banc Corp.

% Increase
2014 2013 (Decrease)
Net income per share $0.48 $0.41 17.07%
Noninterest income $15,303 $13,914 9.98%
Noninterest expense $38,162 $39,057 (2.29%)
Efficiency ratio 70.24% 74.82% (6.12%)
Total loans $663,852 $630,684 5.26%
Nonperforming assets to total assets 0.76% 0.81% (6.17%)
Continued Strong Results –
2014 Overview

Total Return Performance Farmers National Banc Corp. NASDAQ Composite NASDAQ Bank SNL Microcap Bank Index 50 75 100 125 150 175 200 225 250 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 12/31/14

Odd Lot
Announced odd lot buyback program on July 29, 2014
Goal of the program to reduce servicing and
administrative costs associated with shareholders who
own 99 or fewer shares
155 shareholders elected to participate in the program for
a total of 6,568 shares purchased
–
Reducing the number of shareholders who own 99 or fewer
shares 10.59%

Repurchase Program
•
Farmers repurchased 365,800 shares of its common stock
at an average price of $7.74 for a total purchase of $2.8
million
•
Combination of the odd lot buyback and repurchase
programs reduced Farmers total common shares
outstanding 2% from December 31, 2013
•
Farmers remains committed to returning capital to
shareholders
–
Over the past three years Farmers has repurchased $4.5 million of its common stock and distributed $7.8 million in dividends to shareholders

23 Farmers – 2014 Business Highlights Record year for wealth management Leveraging technology – Virtual bank – Enhanced online and mobile banking Branch and LPO expansion

The Health of Our Wealth
•
Wealth Management creates fee-based income
–
Fee income 2009: 14.5% of total gross income
o
Noninterest income excluding security gains
–
Fee income 2014: 28.8% of total gross income
o
Noninterest income excluding security gains
– Revenues increased to over $1 million in 2014 and have achieved a 25%
annual growth rate over the last seven years
– Assets under management at December 31, 2014 were up 10% at $256 million and have increased at a 26% annual growth rate over the last seven years
•
Farmers National Investments
– Achieved record total assets exceeding $1.1 billion in 2014 year end
– Total revenue increased 9% during 2014
– The Charitable Foundation Division distributed nearly $7 million to area non-profit organizations
•
Farmers Trust Company

FARMERS
NATIONAL BANC CORP.

Since 1887
FARMERS
NATIONAL BANK
VIRTUAL BRANCH
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Virtual Bank 25

FARMERS
NATIONAL BANC CORP.

Since 1887
FARMERS
NATIONAL BANK
ACCOUNTS
HISTORY
TRANSFER
CHECK DEPOSIT
PICTURE PAYMENT
BILL PAY
Our SMALLEST branch just got BIGGER.
Log in now available with just a 4-digit Mobile Banking PIN
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Mobile Banking 26

Fairlawn Loan production office Opened December 15, 2014 Staffing to include – Two mortgage officers – Two commercial bankers – Private Client Services relationship manager – Financial advisor

Alliance Branch Opening June, 2015

FARMERS NATIONAL BANC CORP.

Distance from Alliance to Damascus- 8 miles
Distance from Canton to Alliance- 19 miles
4518 Fulton Drive NW
Canton, OH 44718
236 W. State Street
Alliance, OH 44601
29053 SR 62
Damascus, OH 44619
Canton
North Canton
Louisville
East Canton
Plain
Greensburg
Greentown
Sunset Strip
Tri-City Airport

Alliance Branch

Questions and Answers